FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 6, 2009

BY DESIGN, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Nevada	000-52330	20-3305472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2519 East Kentucky Ave., Denver, Colorado 80209
 (Address of principal executive offices including zip code)

 (303) 660-6964
 (Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to "us," "we," or "the Company" refer to By Design, Inc., and our wholly-owned subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement

On March 6, 2009, we entered into a Letter of Intent with Asset Holdings, Inc. a private Maryland corporation (“Asset Holdings”), whereby a wholly-owned subsidiary of ours, BDI Acquisition Corp.,  would merge with Asset Holdings, with Asset Holdings being the surviving entity.  Asset Holdings would then become our wholly-owned subsidiary. Upon closing the merger, we would issue a total of 27,045,676 shares in connection with this merger and would cancel a total of 6,846,004 shares owned by our two control shareholders. With the exception of our two control shareholders, all of our other shareholders would retain their present share positions. As a result, we would have a total of 29,397,474 shares of Common Stock issued and outstanding at the closing of the merger. The Letter of Intent requires the completion of these contingencies not later than July 1, 2009.

The original Letter of Intent also required the execution of a definitive agreement on or before March 31, 2009. We have updated the Letter of Intent to require the entry into a definitive agreement on or before April 15, 2009. All other terms and conditions of the Letter of Intent remain in place.

Item 9.01 Exhibit.

Exhibit
Number	Description

10.2	Updated Letter of Intent dated March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on April 6, 2009.

BY DESIGN, INC., a Nevada corporation

By:	/s/ Deanie J. Underwood
Deanie J. Underwood, President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Accounting and Financial Officer)